UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report : November 30, 2010

Botetourt Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-49787	54-1867438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19747 Main Street Buchanan, Virginia		24066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-591-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Executives

Effective November 29, 2010, the Board of Directors of Botetourt Bankshares, Inc. (the “Company”) approved a form of Employment Agreement for two executive officers, G. Lyn Hayth III, President and Chief Executive Officer of Bank of Botetourt and Secretary of the Company, and Michelle A. Alexander, Senior Vice President and Chief Financial Officer of the Bank and the Company. We have included a copy of that form agreement at Exhibits 10.9 and 10.10. At the same time, the Board of Directors also approved a form of Noncompete and Change of Control Agreement for two other executive officers, a form copy of which we include at Exhibit 10.11. In addition, the Board of Directors approved a form of Confidentality and Change of Control Agreement for three other executive officers, a form copy of which we include at Exhibit 10.12. All of these agreements replace and terminate the change of control agreements (Exhibit 10.4 of Form 10-K) previously in place for those respective officers.

The purposes of these agreements are to provide appropriate incentives to senior management, based on their respective duties. We intend to align their financial interests more deeply with the Company’s performance while also helping the Company achieve continuity of direction. The Company’s Compensation Committee studied the executive compensation plans and agreements of many bank holding companies in our region of similar size. The Committee also reviewed compensation trends for community banks in other states. The Committee looked at both top level officers, such as CEOs and CFOs and officers with extensive responsibilities, but just under the top level, such as chief lenders or chiefs of operations. Banks are not all organized the same, but there was enough commonality to compare to us. The Committee also understood that the economy has not been growing significantly. This argued for incentive compensation tied closely to performance. These studies and discussions occurred over almost an entire year, as the Committee, for each group of senior officers, debated how best to balance the needs of the Bank with the protections and compensation most likely to encourage the officers. After much deliberation, the Committee determined that the compensation could be improved by designing for each officer an annual bonus plan, renewable by the Board (or not) yearly. That plan is tied to various performance criteria of that officer and the Company and Bank. The Committee also decided that the Bank needed the most protection, an employment agreement, for the Bank’s Chief Executive Officer and Chief Financial Officer. It needed noncompete protection, as well as confidentiality and change of control protection, for the two other senior officers who are responsible for financial services and lending, because they have extensive contacts with our customers. It needed confidentiality and change of control protection only for those other senior officers who do not have extensive contacts with our customers. That is why the Committee decided to have three “levels” of agreements for the senior officers.

The Employment Agreements. The employment agreement (Exhibits 10.9 and 10.10) will apply to the President & CEO of the Bank and the Senior Vice President & Chief Financial Officer of the Company and the Bank, as described above. This agreement will have a one year term, effective from December 1, 2010 to November 30, 2011. It will renew automatically, continuing for successive one year terms, if notice of non-renewal is not provided at least 60 days prior to November 30 of that year. The Bank will begin preparing annual performance reviews prior to September 30, so it does not believe that the notice provision will pose a problem. Base pay is set for year one and cannot be less than the original amount going forward. Executives will be eligible for an annual bonus, based on defined benchmarks, only as approved from year to year by the Board. Similarly, the executives will be eligible for equity-based compensation if such a plan is adopted by the Board. The Board considers bonuses for employees each year. No equity-based compensation is provided currently, although the Board is considering such a plan. The Bank’s President & CEO will continue to be provided an automobile. The Bank may terminate an executive if he or she becomes “incapacitated” as defined in the Bank’s long-term disability insurance policy for employees.

The Company or the Bank may terminate an executive with “cause” if the executive neglects his or her duties, engages in unlawful or improper conduct, is dishonest or breaches his or her fiduciary duty, breaches the agreement, or engages in conduct that injures the Company or the Bank. An executive terminated with cause or who leaves without good reason receives no benefit upon termination. “Good reason” includes assignment of duties inconsistent with the Executives responsibilities, substantial reduction of responsibilities, relocation by more than 50 miles, or a violation of the agreement by the Bank. If the Bank terminates an executive without cause, the Bank must pay one year’s salary. If an executive leaves for good reason, he or she receives 90 days salary. These termination benefits are enhanced, however, after a change of control of the Company or the Bank.

Change of Control Portion of the Agreement. A change of control essentially is an event in which another person, group or company obtains control over 51% or more of the Company or the Bank. Within two years after a change of control, if an executive chooses to continue to work for the new company, and he or she (i) either is terminated without cause or has his or her contract not renewed without cause, or (ii) leaves for good reason, the new company will pay the executive one and one-half times his or her annual salary plus 12 months health insurance benefits. If the executive leaves within six months after a change of control for any reason, he or she will receive 90 days salary and 90 days health insurance benefits. Even if the executive is fired with “cause” within two years after a change of control, he or she receives 30 days salary. The executive is restricted from competing with the Bank in most cases, with or without a change of control. In general, any executive who enters this employment agreement also agrees not to compete with the Bank for six months after termination for any reason or after non-renewal of the Agreement by the executive (but not the Bank). Competition in this context includes working for a competitor or in a competing business or soliciting Bank employees within the Bank’s market area and in adjacent localities. This is a brief summary of the form of executive employment agreement and does not cover every possibility or exception. Please review the attached example agreement for more details.

The Noncompete and Change of Control Agreements. The Noncompete and Change of Control Agreements apply to the Senior Vice President of Financial Services and the Senior Vice President of Commercial Lending and Business Development. We have included a copy of that form agreement at Exhibit 10.11. This is provided in exchange for a promise by the executive not to compete with the Bank or the Company for at least six months after the executive’s termination. The executives covered by this agreement have frequent and deep contact with bank customers.

A change of control has the same meaning as described above for the Employment Agreements. The protections for the employee in the event of a change of control are similar, as well. Within two years after a change of control, if an executive chooses to continue to work for the new company, and he or she (i) either is terminated without cause or has his or her contract not renewed without cause, or (ii) leaves for good reason, the new company will pay the executive one and one-half times his or her annual salary and 12 months health insurance benefits. If the executive leaves within six months after a change of control for any reason, he or she will receive 90 days salary and 90 days health insurance benefits. Even if the executive is fired with “cause” within two years after a change of control, he or she receives 30 days salary. The executive is restricted from competing with the Bank in most cases, with or without a change of control. In general, any executive who enters this agreement also agrees not to compete with the Bank for six months after termination for any reason or after non-renewal of the Agreement by the executive (but not the Bank). Competition in this context also includes working for a competitor or in a competing business or soliciting Bank employees within the Bank’s market area and in adjacent localities. This is a brief summary of the form of noncompete and change of control agreement and does not cover every possibility or exception. Please review the attached example agreement for more details.

The Confidentality and Change of Control Agreement. The Confidentality and Change of Control Agreements apply to the Senior Vice President of Bank Operations, the Senior Vice President and Chief Risk Officer, and the Senior Vice President of Branch Administration and Human Resources. We have included a copy of that form agreement at Exhibit 10.12. The executives covered by this agreement typically do not have frequent and deep contact with bank customers. Accordingly, the Compensation Committee did not believe that a noncompete was necessary for these executives, although that may change in the future as their respective responsibilities change.

The change of control provisions of this Agreement and the confidentiality requirements essentially mirror those found in the Noncompete and Change of Control Agreements described above. The only material difference is that these agreements do not contain noncompete restrictions. This is a brief summary of the form of agreement and does not cover every possibility or exception. Please review the attached example agreement for more details.

Bonus Plan. The Board of Directors the Company also approved the 2011 Bonus Plan for the seven senior officers covered by the agreements above. Accordingly, the Bonus Plan applies to the President & CEO of the Bank, the Senior Vice President & Chief Financial Officer of the Company and the Bank, the Senior Vice President of Branch Administration and Human Resources, the Senior Vice President of Financial Services, the Senior Vice President of Bank Operations, the Senior Vice President & Chief Risk Officer, and the Senior Vice President of Commercial Lending and Business Development. We have included a copy of that form agreement at Exhibit 10.13. As explained above, the Bonus Plan is only part of a comprehensive redesign of our employment and compensation policies for senior officers. We believe that this Bonus Plan, along with the agreements, will reward the executives appropriately for real contributions to the success of the Bank and the Company.

Details of Plan. This Plan will be subject to review and amendment or suspension by the Compensation Committee and the Board every year. The Plan, as currently offered for 2011, has three components. The first component is a short-term measurement. It measures only the senior officer’s performance of specific, discreet jobs assigned by his or her superior, in consultation with the President and CEO of the Bank. This portion of the Plan will provide an additional 0% to 7% of the senior officer’s base salary, depending upon the determination by of the President & CEO of the Bank, at his sole discretion, that the officer accomplished the objectives described. This component of the Plan will not be subject to a “clawback” by the Company. The second component also is short-term. It provides from 0% to 8% of the senior officer’s base salary depending upon the determination by Compensation Committee, on a sliding scale, of how well the Company performed in terms of earnings per share, as disclosed in the Annual Report or SEC filing, compared to budget. Meeting 85% of budgeted EPS will earn a 1.0% bonus over base compensation, meeting 100% of budgeted EPS will earn a 4.0% bonus, and meeting 115% or more of budgeted EPS will earn the maximum of 8.0% bonus. This is subject to clawback by the Bank. If it later is determined that a previous calculation of EPS was in error and must be restated to a lower number, the executive must return that “overpayment” to the Bank.

The third component is a long-term measurement. It provides stock appreciation rights to the senior officers, but these rights vest over a three year term. The formula for 2011 will be as follows: Take 10% of the senior officer’s projected base salary at the date of the grant, and determine how many shares of Company common stock that amount of cash would purchase, based on the most recent price determined for the Company’s Dividend Reinvestment Plan. That provides the number of shares-multiplier. The initial price of the shares also will be the price determined most recently for the Dividend Reinvestment Plan. Currently, that would be $12.00 per share. At the end of three years, the difference in the price at that time from the initial price, times the multiplier (based on the number of shares), if it is more than $0, will be the bonus. For example, with a price of $12.00 per share, someone earning $100,000 in base salary would have a multiplier of ($100,000/$12.00 =) 833 times. If the price at the beginning is $12.00 per share, and the price after three years is more than that – only as an example we will say $22.00 — that will result in a gain of (833 X ($22.00 – $12.00) =) $8,330. That would be the bonus earned. However, if the senior officer leaves in less than three years, he or she earns only the portion vested at that time (number of months employed / 36 months), and he or she earns nothing until after the three years ends. If the stock price has not gone up as of December 31, 2013, no senior officer earns anything for this portion of the bonus. This component also is subject to “clawback.” In the event that the senior officer is found at fault in a later claim of securities fraud relating to the Company’s stock price, any stock appreciation bonus previously paid by the Bank or the Company to that officer within the prior three years must be returned by that officer to the Bank or the Company. We believe that this long-term component will align our officers even more closely with shareholder interests.

This is a brief summary of the form of executive agreements and the 2011 Bonus Plan. This does not cover every possibility or exception. Please review the attached example agreement for more details.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Botetourt Bankshares, Inc.

/s/ H. Watts Steger, III
Chairman & CEO

/s/ Michelle A. Alexander
Date: November 30, 2010	Chief Financial Officer

Exhibit Index

Exhibit Number

10.9	Form of Executive Employment Agreement for Bank of Botetourt’s President & Chief Executive Officer

10.10	Form of Executive Employment Agreement for Bank of Botetourt’s Senior Vice President & Chief Financial Officer

10.11	Form of Noncompete and Change of Control Agreement

10.12	Form of Confidentality and Change of Control Agreement

10.13	2011 Annual Executive Bonus Plan